SUB-ITEM 77H

As of November 30, 2016, the following entity did not own 25% or more of the voting securities of the MFS Absolute Return Fund:

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|ENTITY                    |
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|MFS GROWTH ALLOCATION FUND|
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As of November 30, 2016,  the  following entities did not own 25% or more of the voting securities of the MFS Blended Research Growth Equity Fund:

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|ENTITY                                  |
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|
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|TAYLOR PUBLISHING COMPANY               |
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AS OF NOVEMBER 30, 2016, THE FOLLOWING  ENTITY  DID  NOT  OWN 25% OR MORE OF THE
VOTING SECURITIES OF THE MFS Blended Research Small Cap Equity Fund

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|ENTITY                                  |
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|
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AS OF NOVEMBER 30, 2016, THE FOLLOWING ENTITY DID NOT OWN 25%  OR  MORE  OF  THE
VOTING SECURITIES OF THE MFS Blended Research Value Equity Fund

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|ENTITY                                  |
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|
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